Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

EXPRO GROUP HOLDINGS N.V.

and

THE SHAREHOLDERS PARTY HERETO

Dated as of May 15, 2024

TABLE OF CONTENTS

Schedule A – Schedule of Shareholders

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of May 15, 2024 (this “Agreement”), by and among Expro Group Holdings N.V., a public company organized under the laws of the Netherlands (the “Company”), and the parties set forth on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, the Company and the Shareholders are parties to an agreement relating to the sale and purchase of CTL UK Holdco Ltd, dated as of February 13, 2024, by and among the Company, Expro Holdings UK 3 Limited, a company incorporated and registered in England and Wales, and the Shareholders (as may be amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”);

WHEREAS, in accordance with Section 3 of the Purchase Agreement, as partial consideration for and at the closing of the acquisition of CTL UK Holdco Ltd (the “Closing”) pursuant to the Purchase Agreement, the Company is issuing 6,750,000 shares of Common Stock to the Shareholders (the “Shares”);

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Shareholders pursuant to the Purchase Agreement;

WHEREAS, the Company desires and the Shareholders agree, subject to the limitations set forth herein, not to transfer or take other specified actions with respect to any of the Lock-Up Shares during the Lock-Up Period (in each case, as defined below); and

WHEREAS, it is a condition to the obligations of the Company and the Shareholders under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. No Shareholder shall be deemed to be an Affiliate of the Company.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Applicable Holders” means, at any time, Holders holding at least a majority of the then outstanding Registrable Securities.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York are required or authorized by Law to be closed.

“Closing” has the meaning specified therefor in the recitals of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, €0.06 nominal value per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor of the Company, whether by merger, acquisition, reorganization or otherwise.

“Completion Date” has the meaning specified in the Purchase Agreement.

“Effective Date” means the date of effectiveness of a Shelf Registration Statement filed pursuant to Section 2.1(a) or, in the case of the Existing Shelf Registration Statement, January 12, 2023.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Escrow Shares” has the meaning specified in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing RRA” means that certain Registration Rights Agreement dated March 10, 2021, as amended through the date hereof, by and among the Company and the shareholders party thereto.

“Existing RRA Holder” means any Person holding Existing RRA Registrable Securities.

“Existing RRA Registrable Securities” means Registrable Securities as such term is defined under the Existing RRA (and not as such term is defined under this Agreement).

“Existing Shelf Registration Statement” means the Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-269193) of the Company filed with the Commission on January 12, 2023.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Law” means any United States federal, state or local or foreign law, rule, regulation, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock Up Expiry 1” has the meaning specified in the Purchase Agreement.

“Lock Up Expiry 2” has the meaning specified in the Purchase Agreement.

“Lock Up Expiry 3” has the meaning specified in the Purchase Agreement.

“Lock-Up Period” has the meaning specified therefor in Section 3.1.

“Lock-Up Share Transfer” has the meaning specified therefor in Section 3.1.

“Lock-Up Shares” has the meaning specified therefor in Section 3.1.

“Losses” has the meaning specified therefor in Section 2.7(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Maximum Offering Size” has the meaning specified therefor in Section 2.2(b).

“NYSE” means the New York Stock Exchange.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Prospectus Supplement” has the meaning specified therefor in Section 2.1(a).

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means (a) the Shares and (b) any shares of Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Expenses” has the meaning specified therefor in Section 2.6(a).

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.6(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holders Counsel” means one law firm or other legal counsel to the Selling Holders selected (i) in the case of a Piggyback Registration pursuant to Section 2.2, the Selling Holders owning a majority of the outstanding Registrable Securities requested to be included in such Piggyback Registration, and (ii) in the case of the filing of a Prospectus Supplement or Shelf Registration Statement pursuant to Section 2.1(a), the Selling Holders owning a majority of the outstanding Registerable Securities to be included in such Prospectus Supplement or Shelf Registration Statement.

“Shareholder” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Shares” has the meaning specified therefor in the recitals of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act), including the Existing Shelf Registration Statement if the Company elects to file a prospectus supplement covering the Registrable Securities in accordance with Section 2(a)(i).

“Takeover Laws” has the meaning specified therefor in Section 3.1.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks. For the avoidance of doubt, any offering or sale of Common Stock by the Company pursuant to an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act shall not be considered an Underwritten Offering hereunder.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2    Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has become or been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; (e) when such Registrable Security has been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; and (f) as to Registrable Securities beneficially owned by a Holder, the date on which all Registrable Securities beneficially owned by such Holder may be sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) without limitations on the manner of such sale and without volume limitations.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1    Shelf Registration.

(a)    Shelf Registration. Within 75 days following the Completion Date, the Company shall use its commercially reasonable efforts to either, in the Company’s sole discretion and at its sole expense, (i) prepare and file a prospectus supplement, covering the Registrable Securities, to the prospectus included in the Existing Shelf Registration Statement (the “Prospectus Supplement”) or (ii) prepare and file a Shelf Registration Statement under the Securities Act covering the Registrable Securities. The Company shall use its commercially reasonable efforts to cause any such Shelf Registration Statement to become effective as promptly as practicable on or after the date of filing of such Shelf Registration Statement and, in any event, no later than Lock Up Expiry 1. The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement covering the Registrable Securities to be continuously effective under the Securities Act until the earliest of (A) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (B) there are no longer any Registrable Securities outstanding or (C) two years from the Effective Date (the “Effectiveness Period”). A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that if the Company is a WKSI at the time a Shelf Registration Statement is required to be filed hereunder, such Shelf Registration Statement shall be filed as an Automatic Shelf Registration Statement. A Shelf Registration Statement when it becomes effective or the Prospectus Supplement when it is filed, as applicable (including in each case the documents incorporated therein by reference), will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of the Prospectus Supplement and any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement filed pursuant to this Section 2.1(a) becomes effective, but in any event within five Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement; provided that no such notice shall be required if such Shelf Registration Statement is an Automatic Shelf Registration Statement.

(b)    Resale Registration Opt-Out. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to the Company requesting that such Holder not be included in the Prospectus Supplement or a Shelf Registration Statement filed pursuant to Section 2.1(a). Following receipt of a Resale Opt-Out Notice from a Holder, the Company shall not be required to include the Registrable Securities of such Holder in the Prospectus Supplement or such Shelf Registration Statement.

(c)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may delay the filing (but shall still be required to prepare such filing in accordance with this Agreement) of the Prospectus Supplement or Shelf Registration Statement required by Section 2.1(a) and may, upon written notice to any Selling Holder whose Registrable Securities are included in the Prospectus Supplement or the Shelf Registration Statement, suspend such Selling Holder’s use of the Prospectus Supplement or any prospectus which is a part of the Shelf Registration Statement, together with any prospectus supplement thereto (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Prospectus Supplement or the Shelf Registration Statement), if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the board of directors of the Company reasonably determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required public disclosure of such transaction in the Prospectus Supplement or the Shelf Registration Statement, as applicable, or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the reasonable and good faith judgment of the board of directors of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Prospectus Supplement or the Shelf Registration Statement for a period that exceeds 60 consecutive days or an aggregate of 90 days in any 180-day period. Upon disclosure of such information or the termination of the condition described in the first sentence of this Section 2.1(c), the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Prospectus Supplement or the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect pursuant to this Section 2.1(c) and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. Each period of suspension shall be deemed to begin on the date the relevant notice is given to the Selling Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Selling Holders notice that such suspension period has terminated and (y) the date on which the number of days during which such period of delay has been in effect exceeds the 60-consecutive-day limit or the 90-day limit during any 180-day period.

Section 2.2    Piggyback Registration.

(a)    Participation. If the Company proposes to file (i) a registration statement under the Securities Act providing for the public offering of Common Stock, for its own account or for the account of a selling shareholder, for sale to the public in an Underwritten Offering, excluding a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public, or (ii) a prospectus supplement to an effective Shelf Registration Statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement, then, in each case with respect to an Underwritten Offering of Common Stock, the Company will notify each Holder that beneficially owns Registrable Securities with a market value of at least $20 million of the proposed filing and afford such Holder an opportunity to include in such Underwritten Offering all or any part of the Registrable Securities then held by such Holder (the “Included Registrable Securities”) that may properly be offered on such registration statement (a “Piggyback Registration”). Each Holder of Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution of Common Stock until the earlier of (i) the date that the applicable registration statement or prospectus supplement has been filed with the Commission and (ii) 20 days after the date of such notice. Each such notice shall be provided to such Holders of Registrable Securities on a Business Day pursuant to Section 3.2 and confirmation of receipt of such notice shall be requested in the notice. Each eligible Holder desiring to include in such Piggyback Registration all or part of such Registrable Securities held by such Holder that may be included in such Piggyback Registration shall, within three Business Days after receipt of the above-described notice from the Company in the case of a filing of a registration statement and within two Business Days after the day of receipt of the above-described notice from the Company in the case of a filing of a prospectus supplement to an effective Shelf Registration Statement with respect to a Piggyback Registration, so notify the Company in writing, and in such notice shall inform the Company of the number of shares of Registrable Securities such Holder wishes to include in such Piggyback Registration and provide the Company with such information with respect to such Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities Laws. If no request for inclusion from a Holder is received within the time period specified in this Section 2.2(a), such Holder shall have no further right to participate in such Piggyback Registration. For the avoidance of doubt, the Company shall not be required to register any Registrable Securities upon the request of any eligible Holder pursuant to a Piggyback Registration, or to permit the related prospectus or prospectus supplement to be used, in connection with any offering or transfer of Registrable Securities by a Holder other than pursuant to an Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a).

(b)    Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advise the Company that, in its view, the total number of shares of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), then the Company shall furnish notice in writing to the Holders (or to those who have timely elected to participate in such Underwritten Offering), and the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such material and adverse effect. The Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)    first, (A) in the event such Underwritten Offering is initiated by the Company, to the Company and (B) in the event such Underwritten Offering is initiated by a Person other than the Company (including by any Existing RRA Holders pursuant to Section 2.1 of the Existing RRA), to such Person or Persons;

(ii)    second, all Existing RRA Registrable Securities requested to be included in such registration by any Existing RRA Holders in accordance with the terms of the Existing RRA; and

(iii)    third, pro rata among the Selling Holders, the Company and any other Persons who have been or are granted registration rights on or after the date of this Agreement, to the extent securities to be issued by the Company are not included pursuant to clause (i) of this Section 2.2(b) or such other Persons’ securities are not included pursuant to clauses (i) or (ii) of this Section 2.2(b) (the “Other Holders”), who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

(c)    General Procedures. In connection with any Underwritten Offering, the Company shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, the Company and each Selling Holder shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3    Sale Procedures. In connection with its obligations under this Article 2, the Company will, as promptly as practicable:

(a)    subject to Section 2.1(c), prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

(b)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement to the prospectus contained therein, including the Prospectus Supplement, or amendment thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits and any document incorporated by reference therein), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any such supplement or amendment thereto, and (ii) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any such supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or any other registration statement;

(c)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement (including the Prospectus Supplement) thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, in each case other than an Automatic Shelf Registration Statement, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)    immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any amendment or supplement (including the Prospectus Supplement) thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice but subject to Section 2.1(c), the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all correspondence with the Commission relating to such offering of Registrable Securities;

(g)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h)    make available to the appropriate representatives of the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any non-public information to any such representative unless and until the Selling Holders and such representatives have entered into a confidentiality agreement with the Company;

(i)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed, and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such Registrable Securities that are reasonably within the control of the Company, including, without limitation, registering the Registrable Securities under the Exchange Act, if appropriate, and using its commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

(j)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date; and

(l)    if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities by such Selling Holder, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in clause (e) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.4    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement, in the Prospectus Supplement or in an Underwritten Offering under Article 2 of this Agreement if such Selling Holder has failed to timely furnish such information which, upon the advice of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.5    Restrictions on Public Sale by Holders of Registrable Securities. Regardless of whether a Holder elects to include shares of Common Stock that constitute Registrable Securities in an Underwritten Offering, each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including any short sale or hedging or similar transaction with the same economic effect as a sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other securities of the Company or any securities convertible into or exchangeable or exercisable for Common Stock of the Company then owned by such Holder during the period beginning 14 days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of shares of Common Stock that constitute Registrable Securities in such Underwritten Offering; provided, however, that such period shall in no event be greater than that which applies to executive officers and directors of the Company. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 2.6    Expenses.

(a)   Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1 or a Piggyback Registration pursuant to Section 2.2, and the disposition of such securities, including, without limitation, (i) all registration, filing, securities exchange listing and NYSE fees, (ii) all registration, filing, qualification and other fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) fees and expenses in connection with any review by the Financial Industry Regulatory Authority of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (iv) all word processing, duplicating, printing, mailing and delivery expenses in connection with the preparation of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (v) the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) up to $50,000 of the reasonable fees and expenses of the Selling Holders Counsel, (viii) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) fees and disbursements of underwriters in any Underwritten Offering pursuant to a Piggyback Registration customarily paid by issuers or sellers of securities (excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities sold by the Selling Holders), (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities in any such Underwritten Offering, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities in any such Underwritten Offering, (xiii) security engraving and printing expenses, and (xiv) all out-of-pocket costs and expenses incurred by the Company and/or its officers in connection with their compliance with Section 2.2(c) and Section 2.3 of this Agreement. Except as otherwise provided in this Section 2.6(a) and Section 2.7, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions and transfer taxes attributable to the sale of the Registrable Securities sold by the Selling Holders.

(b)    Expenses. The Company will pay all Registration Expenses in connection with a Shelf Registration Statement or a Piggyback Registration, whether or not any sale is made pursuant to such Shelf Registration Statement or Piggyback Registration. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.7    Indemnification.

(a)   By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, partners, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and such Person’s directors, officers, employees, agents and managers, against any losses, claims, damages, expenses and liabilities (including reasonable expenses of investigation and attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing expressly for inclusion in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable.

(b)    By Each Selling Holder. Each Selling Holder agrees to, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information furnished in writing by such Selling Holder or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto.

(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.7(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification. The provisions of this Section 2.7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

(f)    Survival. The provisions of this Section 2.7 shall survive any termination of this Agreement.

Section 2.8    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Shareholder by the Company under this Article 2 may be transferred or assigned by the Shareholder only to one or more transferee(s) or assignee(s) of such Registrable Securities who are Affiliates of the Shareholder. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of the Shareholder under this Agreement.

ARTICLE 3

MISCELLANEOUS

Section 3.1    Post-Completion Lock-Up. During the period commencing on the Completion Date and continuing until the date of Lock Up Expiry 3 (the “Lock-Up Period”), no Shareholder shall, with respect to any shares of Common Stock that are issued to such Shareholder pursuant to the terms of the Purchase Agreement (such shares of Common Stock, the “Lock-Up Shares”), (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to the Lock-Up Shares, or otherwise transfer or dispose of the Lock-Up Shares, directly or indirectly, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares (any such transaction described in clause (a) or (b) above, a “Lock-Up Share Transfer”). Notwithstanding the foregoing, the restrictions set forth in this Section 3.1 shall not apply to (i) any Lock-Up Share Transfer to one or more Affiliates of the transferring Shareholder or one or more limited partners (direct and/or indirect) of such transferring Shareholder or any of its Affiliates (x) who is a party to an agreement with the Company with substantially similar terms as this Section 3.1 or (y) if, as a condition to such Lock-Up Share Transfer, the recipient agrees in writing to be bound by this Section 3.1 and delivers a copy of such executed written agreement to the Company prior to the consummation of such transfer, (ii) any Lock-Up Share Transfer with the prior written consent of the Company obtained after the Completion Date (which consent may be granted or withheld by the Company in its sole discretion), (iii) any Lock-Up Share Transfer made in connection with any tender offer, exchange offer, merger, consolidation or other similar transaction approved or recommended by the board of directors of the Company or a committee thereof, (iv) any Lock-Up Share Transfer by will or by operation of law or other transfers for estate-planning purposes, in which case the provisions of this Section 3.1 shall bind the transferee, (v) any Lock-Up Share Transfer following the date of Lock Up Expiry 1 of the aggregate number of Lock-Up Shares set forth in the column “Lock Up Expiry 1 Shares” opposite the name of such Shareholder on Schedule A hereto, or (vi) any Lock-Up Share Transfer following the date of Lock Up Expiry 2 of the aggregate number of Lock-Up Shares set forth in the column “Lock Up Expiry 2 Shares” opposite the name of such Shareholder on Schedule A hereto. In connection with any Lock-Up Share Transfer pursuant to clause (i) and clause (ii) of the immediately preceding sentence, the Company agrees to not take any action that would cause such Lock-Up Share Transfer to be subject to requirements imposed by any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other antitakeover statute or similar statute enacted under any applicable law (“Takeover Laws”), and, at the request of the transferring Shareholder, will take all reasonable steps within its control to exempt (or ensure the continued exemption of) such Lock-Up Share Transfer from the Takeover Laws of any jurisdiction that Selling Holders Counsel advises applies to such transaction. For the avoidance of doubt, Lock-Up Shares transferred pursuant to clause (i) of this Section 3.1 shall not include the Escrow Shares.

Section 3.2    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, e-mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses (or to such other address as a Shareholder or the Company may designate by notice to the other parties hereto):

(a)    If to a Shareholder, to such addresses indicated on Schedule A attached hereto.

(b)    If to the Company:

Expro Group Holdings N.V.

1311 Broadfield Boulevard, Suite 400

Houston, Texas 77084

Attention: John McAlister, General Counsel

E-mail: John.McAlister@expro.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Tull R. Florey

E-mail: tflorey@gibsondunn.com

or, if to a transferee of any Shareholder, to the transferee at the address provided pursuant to Section 2.8. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.3    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by and inure to the benefit of, the successors and assigns of each of the parties hereto, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.4    Assignment of Rights. All or any portion of the rights and obligations of any Shareholder under this Agreement may be transferred or assigned by such Shareholder in accordance with Section 2.8.

Section 3.5    Recapitalization (Exchanges, etc. Affecting the Common Stock). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.6    Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction located in New York, New York, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto hereby waives (a) any defense it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief in any action for specific performance or that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of signed copies of this Agreement by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement and such copies shall be deemed original signatures for all purposes.

Section 3.8    Governing Law, Submission to Jurisdiction.

NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought and determined by courts of the State of New York located in New York, New York and the federal courts of the United States of America located in New York, New York, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.

Section 3.9    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10    Severability of Provisions. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 3.11    Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties hereto with respect to the subject matter hereof and thereof.

Section 3.12    Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of the Company and the Applicable Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13    No Presumption Against the Drafting Party. Each of the Company and the Shareholders acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 3.14    Interpretation. When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience or reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EXPRO GROUP HOLDINGS N.V.

By:	/s/ JOHN MCALISTER
Name:	John McAlister
Title:	General Counsel and Secretary

Signature Page – Registration Rights Agreement

BP INV4 HOLDCO LTD

By:	/s/ MARK CHAICHIAN
Name:	Mark Chaichian
Title:	Director

Signature Page – Registration Rights Agreement

/s/ SCOTT ANTHONY BENZIE
SCOTT ANTHONY BENZIE

Signature Page – Registration Rights Agreement

/s/ MICHAEL ANTHONY DE RHUNE
MICHAEL ANTHONY DE RHUNE

Signature Page – Registration Rights Agreement

/s/ JOHN PAUL FRASER
JOHN PAUL FRASER

Signature Page – Registration Rights Agreement

/s/ BRICE MARC BOUFFARD
BRICE MARC BOUFFARD

Signature Page – Registration Rights Agreement

/s/ ANDREI FILIPPOV
ANDREI FILIPPOV

Signature Page – Registration Rights Agreement

/s/ LYNDSAY HARLEY
LYNDSAY HARLEY

Signature Page – Registration Rights Agreement

/s/ JOHN KENNETH FRASER MURRAY
JOHN KENNETH FRASER MURRAY

Signature Page – Registration Rights Agreement

/s/ JEFF NICOL
JEFF NICOL

Signature Page – Registration Rights Agreement

GREGORY FILIPPOV 2003 GIFT TRUST

By:	/s/ GREGORY FILIPPOV
Name:	Gregory Filippov
Title:	Trustee

Signature Page – Registration Rights Agreement

NATALIA FILIPPOV 2003 GIFT TRUST

By:	/s/ NATALIA FILIPPOV
Name:	Natalia Filippov
Title:	Trustee

Signature Page – Registration Rights Agreement